UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
November 9, 2012 (November 7, 2012)
SHARPS COMPLIANCE CORP.
Commission File No. 001-34269

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation or Organization)	(IRS Employer Identification No.)

9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01	Financial Statement and Exhibits.

SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Stock Option Awards

On November 7, 2012, the Compensation Committee of the Board of Directors approved the following stock option awards for certain named executive officers under Part II of the Executive Incentive Compensation Plan (“the Plan”):

Officer	Stock Options
David P. Tusa, Chief Executive Officer and President	11,250
Diana P. Diaz, Vice President and Chief Financial Officer	3,575
Gregory C. Davis, Vice President of Operations	6,650
Khairan “Al” Aladwani, Vice President of Quality Control/ Assurance	6,650

The stock options were granted under the Company’s 2010 Stock Plan and vest over a four year period (one-quarter at end of each year beginning November 7, 2013).  The exercise price of the options are equal to the quoted end of trading day market price of the underlying common stock at date of grant, which on November 7, 2012, was $3.05 per share.  The Plan was approved by the Compensation Committee of the Board of Directors of the Company on February 29, 2012.

Item 9.01.                      Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 9, 2012
    SHARPS COMPLIANCE CORP.

By: /s/ DIANA P. DIAZ
Vice President and Chief Financial Officer